First American Health Concepts, Inc.
                     7776 S. Pointe Parkway West, Suite 150
                           Phoenix, Arizona 85044-5424



   ---------------------------------------------------------------------------
                      Notice of Meeting and Proxy Statement
                       For Annual Meeting of Shareholders
                          To Be Held on January 9, 1997
   ---------------------------------------------------------------------------



To Our Shareholders:

         The Annual Meeting of Shareholders of FIRST AMERICAN HEALTH CONCEPTS, INC. (the "Company") will be held at The Pointe Hilton Resort on South Mountain, 7777 S. Pointe Parkway, Phoenix, Arizona 85044 on Thursday, January 9, 1997 at 10:00 A.M., Arizona Time, for the following purposes:

               1.   To elect directors.

               2. To ratify the Board of Directors' recommendation that KPMG Peat Marwick be appointed the Company's independent public accountants for fiscal year 1997.

               3. To transact such other business as may properly come before the meeting. Management is presently aware of no other business to come before the meeting.

                    The Board of Directors recommends a vote FOR Proposal 2.

         The Board of Directors has fixed the close of business on November 4, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof and only holders of record of issued and outstanding shares of the Company's Common Stock at that time will be entitled to such notice or so to vote.

         Management of the Company cordially invites you to attend the meeting. Shareholders who do not expect to attend personally are requested to sign and date the accompanying proxy and return it promptly in the enclosed postage prepaid envelope.

         Details of the matters to be acted on by the shareholders are set forth in the following Proxy Statement, which is hereby incorporated as a part of this Notice of Meeting.



                       By Order of the Board of Directors
                                  John W. Heidt
                              Chairman of the Board




              Mailed to Shareholders on or about December 12, 1996

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRST AMERICAN HEALTH CONCEPTS, INC. (the "Company") to be used at the Annual Meeting of Shareholders which will be held on January 9, 1997, and at any adjournment thereof with respect to the matters referred to in the preceding Notice of Meeting. The Company's 1996 Annual Report, containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended July 31, 1996, and this Proxy Statement and the preceding Notice of Meeting are being mailed on or about December 12, 1996, to shareholders of record at the close of business on November 4, 1996. As of the record date, there were 2,577,026 shares of the Company's Common Stock outstanding. Shareholders of record are entitled to one vote for each share held of record on each matter of business to be considered at the meeting other than the election of directors. See "Cumulative Voting Rights" under Proposal 1 for information on voting with respect to the election of directors.

Voting; Proxies; Revocation of Proxies
--------------------------------------

         A shareholder desiring to vote at the Annual Meeting may do so by (i) attending the meeting and voting in person; (ii) signing and dating the proxy which accompanies this Notice of Meeting and Proxy Statement and returning it to the Company; or (iii) duly executing and giving a proxy to a person of the shareholder's choosing. Any proxy so given may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         In determining whether a quorum exists at the meeting all shares represented in person or proxy will be counted. Presence of holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. Votes will be tabulated by inspectors. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Adoption of Proposal 2 will require the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present. For information with respect to election of directors, see "Proposal 1 - Cumulative Voting Rights."

1997 Proxy Statement Proposals
------------------------------

Each year the Board of  Directors  submits  to the  shareholders  at the  Annual
Meeting its nominations for election of directors. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the 1997 Annual Meeting Proxy Statement must be received by the Company not later than June 25, 1997.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Cumulative Voting Rights
------------------------

         Each shareholder present either in person or by proxy at the Annual Meeting will have cumulative voting rights with respect to the election of directors; that is the shareholder will have an aggregate number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares of Common Stock of the Company held by such shareholder on the record date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number of all of the nominees. The five nominees receiving the highest number of votes will be elected to the Board of Directors. The cumulative voting rights may be exercised in person or by proxy and there are no conditions precedent to the exercise of such rights. The form of proxy which accompanies this Notice of Meeting and Proxy Statement confers discretionary authority on the proxyholders to vote the shares represented thereby cumulatively in certain cases described immediately below under "Nominees."

Nominees
--------

         A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Notice of Meeting and Proxy Statement (the "proxyholders") will vote the proxies received by them for the Company's five nominees whose names are set forth in the following table, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the following nominees as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. In the event that authority to vote for any nominee whose name is set forth in the following table is withheld in any proxy, the proxyholders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees named in such table. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will expire upon the election and qualification of his or her successor, expected to be at the next Annual Meeting of Shareholders.


         The names of the nominees, their ages, position(s) with the Company, and periods during which they have held such positions are as follows:


     Name and Year
     First Held Position                  Age                    Position(s)
     -------------------                  ---                    -----------

     John R. Behrmann                     61                     Director (1)
     (1993)

     Robert J. Delsol                     47                     Director (1)
     (1993)

     John W. Heidt                        49                     Director (1)
     (1989)

     Thomas B. Morgan                     71                     Director (1)
     (1988)

     Robert M. Topol                      71                     Director (1)
     (1989)


         (1) Member of the Executive Committee, which Committee has all powers of the entire Board of Directors other than powers denied by law or by resolution of the entire Board of Directors.


Information Concerning Nominees
-------------------------------

         Information furnished to the Company by such persons, with respect to the business experience of the above nominees for election as directors of the Company, is set forth below.

         JOHN R. BEHRMANN has been a director since November, 1993. Mr. Behrmann is a director of Medical Technology & Innovations, Inc., a public company in the medical device business and owner and operator of Evergreen Industries, Inc., a company with interests in commercial deer farming and real estate. Mr. Behrmann is also a stockholder and chairman of the board of Preston Reynolds & Co., Inc., an investment banking firm with special emphasis on the oil and gas industry and a stockholder and director of Redstone Resources, Inc., a company engaged in natural gas exploration. Mr. Behrmann, a CPA, holds a BS degree in Commerce and Finance from Bucknell University, Lewisburg, Pennsylvania.

         ROBERT J. DELSOL has been a director of the Company since June, 1993. Mr. Delsol is a graduate of California State University, Hayward, with a BA degree in accounting. He received his CPA certificate in 1972. He currently serves as President and Chief Executive Officer of Pacific Steel Casting Company; President, Tri-Pacific, Inc., a personal holding company; President, Alpha Capital Company, which he co-founded in 1977; and Executive Vice President, Caron Compactor Company.

         JOHN W. HEIDT has been a director of the Company since November 1989. Mr. Heidt, the General Partner of Pinnacle Capital Management, L.P., is Vice President and a director of Alpha Capital Company, an investment advisory firm located in Oakland, California, and is an employee of Pacific Steel Casting Company, a steel foundry based in Berkeley, California. Prior to these positions Mr. Heidt was a stockbroker in the San Francisco bay area. Mr. Heidt holds a BS degree in financial management from California State University in Hayward, California.

         THOMAS B. MORGAN has been a director of the Company since October 1988. Mr. Morgan is currently the President of Citizen Auto Stage Co. and Gray Line Tours, Inc., bus and trucking companies operating in Phoenix and southern
Arizona. Mr. Morgan is also Past Chairman of Holy Cross Hospital, Nogales, Arizona, and Gray Line Worldwide, Dallas, Texas.

         ROBERT M. TOPOL has been a director of the Company since November 1989. In June 1994, Mr. Topol retired from Smith Barney Shearson, Inc. after serving as Executive Vice President since 1976, and Director of Unit Trusts since 1980. Mr. Topol serves as Director of E-Z-EM, Inc., a medical products company in Westbury, New York and is a member of the Board of Directors of the American Health Foundation, City Meals and Wheels, Purchase College, and Redstone Resources, Inc.

         The Company maintains a standing Audit Committee currently comprised of John R. Behrmann, Robert J. Delsol, John W. Heidt and Robert M. Topol. The Audit Committee met one time during fiscal 1996. The basic function of the Audit Committee is to review the financial statements of the Company and to consider such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting.

         The Board of Directors maintains a Nominating Committee currently comprised of all five members of the Board of Directors.

         All members of the Board of Directors also serve on the Compensation and Options Committee.

         During the fiscal year ended July 31, 1996, the Board of Directors met on five occasions. During the last fiscal year, no incumbent director, during the period that he was a director, attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

Compliance With Section 16(a) of the Exchange Act
-------------------------------------------------

         During the fiscal year ended July 31, 1996, there were no reports filed on an untimely basis.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         (a) Security ownership of certain beneficial owners. As of November 4, 1996, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                             Name and Address of                      Amount and Nature of           Percent of
Title of Class                Beneficial Owner                        Beneficial Ownership            Class (1)
--------------                ----------------                        --------------------            ---------
No par value              Alpha Capital Company                                306,104                    11.2%
  common                  1425 Leimert Blvd., Ste. #400                           (11)
                          Oakland, CA 94602

No par value              Robert J. Delsol, Director                           982,512                    35.9%
  common                  1333 Second Street                                 (2)(4)(7)
                          Berkeley, CA 94710

No par value              John W. Heidt, Chairman of the Board                 351,958                    12.9%
  common                  1425 Leimert Blvd., Ste. #400                      (2)(4)(8)
                          Oakland, CA 94602

         (b) Security ownership of management. The stock beneficially owned by all directors, nominees, and executive officers of the Company as of November 4, 1996, is set forth below:

                            Name and Address of                       Amount and Nature of            Percent of
Title of Class               Beneficial Owner                         Beneficial Ownership             Class (1)
--------------               ----------------                         --------------------             ---------
No par value            John R. Behrmann, Director                             130,006                     4.7%
  common                Highbourne Place                                        (2)(4)
                        R.D. #3 Box 296
                        Dallastown, PA 17313

No par value            Bruce T. Davidson, V.P. Marketing/Sales                  5,000                      .1%
  common                6130 N. 31st Ct.                                           (5)
                        Phoenix, AZ 85016

No par value            Robert J. Delsol, Director                             982,512                    35.9%
  common                1333 Second Street                                   (2)(4)(7)
                        Berkeley, CA 94710

No par value            John W. Heidt, Chairman of the Board                   351,958                    12.9%
  common                1425 Leimert Blvd., Ste. #400                        (2)(4)(8)
                        Oakland, CA 94602

No par value            Thomas B. Morgan, Director                             114,510                     4.1%
  common                67 East Baffert Drive                                (2)(4)(9)
                        Nogales, AZ 85621

No par value            John A. Raycraft                                        39,643                     1.4%
  common                President and Chief Executive Officer                      (5)
                        7776 S. Pointe Parkway West, #150
                        Phoenix, AZ 85044

No par value            Robert M. Topol, Director                              136,000                     4.9%
  common                825 Orienta Avenue                                  (2)(4)(10)
                        Mamaroneck, NY 10543


Officers and directors as                                                    1,465,266                    53.6%
  a group (11 persons)                                                          (3)(6)


(1) Percentage is calculated on the basis that all director and officer shares under stock options presently exercisable are deemed outstanding. The total Common Stock outstanding under this basis was 2,733,410 shares.

(2)  A Director.

(3) Includes shares held by officers, directors, and owners of 5% or more, as community property, in joint tenancy with spouses or having other shared voting rights.

(4) Includes 20,000 shares which may be acquired within 60 days of the record date (01/04/97) upon exercise of stock options.

(5) Shares which may be acquired within 60 days of the record date (01/04/97) upon exercise of stock options.

(6) Includes an additional 11,741 exercisable options held by other officers for a total of 156,384 shares which may be acquired within 60 days of the record date (01/04/97) upon exercise of stock options.

(7) Includes 390,722 shares owned by Pacific Steel Casting, a corporation of which Mr. Delsol is CEO and a major shareholder; with shared voting and investment power; 137,286 shares owned by Pacific Steel Casting Pension Plan and 93,143 by Pacific Steel Casting Profit Sharing Plan, of which Mr. Delsol is a trustee with shared voting and investment power; 23,257 shares owned by Piece of the Pebble, L.P., of which Mr. Delsol as the general partner has sole voting and investment power; 12,000 shares owned by Tri-Pacific, Inc., a personal holding company of which Mr. Delsol as President has sole voting and investment power; 66,515 shares owned by Alpha Capital Company, Inc., a corporation in which Mr. Delsol as an owner, officer, and director, has shared voting and investment power; 239,589 shares held in a fiduciary capacity by Alpha Capital for investor-clients. Alpha Capital has no voting power over these shares but it does have the power to dispose of these shares on behalf of others.

(8) Includes 1,200 shares owned by children over which Mr. Heidt has sole voting and investment power; 66,515 shares owned by Alpha Capital Company, Inc., a corporation in which Mr. Heidt as a minority owner, officer, and director, has shared voting and investment power; 239,589 shares held in a fiduciary capacity by Alpha Capital for investor-clients (Alpha Capital has no voting power over these shares but it does have the power to dispose of these shares on behalf of others); and 24,654 shares owned by Pinnacle Capital Management, L.P., a limited partnership for which Mr. Heidt as general partner, has sole voting and investment power.

(9) Includes 15,000 shares owned by spouse. Mr. Morgan has no voting or investment power with regard to these shares.

(10) Includes 28,000 shares owned by spouse and 60,000 owned by children. Mr. Topol has no voting or investment power with regard to these shares.

(11) A beneficial owner of more than 5% of the Company's Common Stock.  Address:
     1425 Leimert Boulevard, Suite 400, Oakland, CA 94602. Alpha Capital Company, Inc. ("Alpha") is a registered investment advisor. Of the 306,104 shares, 239,589 have been acquired by Alpha for the accounts of selected individuals and institutional investors, who are clients of Alpha. These shares are held in fiduciary capacity for its investor-clients and were not acquired with the purpose or effect of changing or influencing control of FAHC.


                             EXECUTIVE COMPENSATION

       The following table sets forth compensation paid or accrued to each person who was an executive officer of the Company at any time during the fiscal year ended July 31, 1996 whose cash compensation from the Company for services in all capacities during such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                               ===================

Name                                                                                        Other
and                                                                                        Annual
Principal                                                                                  Compen-         Options/
Position                                  Year              Salary             Bonus       sation            SARS
-------------------------------------------------------------------------------------------------------------------
John A. Raycraft                          1996             $154,800            - 0 -     $1,999(1)           - 0 -
President/CEO                             1995              143,451           32,717      1,999(1)          40,000
                                          1994              129,800           48,367      1,999(1)          21,560

Bruce T. Davidson                         1996               92,780            - 0 -     52,500(2)          50,000
V.P. of Marketing and Sales

(1)  Life insurance policy with spouse as beneficiary.
(2)  Consulting fees prior to employment.

                      Option/SAR Grants in Last Fiscal Year
                      =====================================

                                Individual Grants

                                                             Percent of Total
                                                             Options/SARS
                                          Options/           Granted to
                                          SARS               Employees in          Exercise or       Expiration
Name                                      Granted            Fiscal Year           Base Price        Date
-------------------------------------------------------------------------------------------------------------------
Bruce T. Davidson                          5,000                 8.9%                 $7.00          11/22/2005
V.P. of Marketing and Sales               45,000                80.4%                 $6.06          11/22/2006


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
================================================================================

                                                                   Value of
                                                 Number of         Unexercised
                                                 Unexercised       In-the-money
                                                 Options/SARS      Options/SARS
                                                 at FY-End         at FY-End

           Shares Acquired                       Exercisable/      Exercisable/
Name       on Exercise        Value Realized     Unexercisable     Unexercisable
--------------------------------------------------------------------------------

                                      None


Directors' Compensation
-----------------------

       Directors who are not employees receive $500 per meeting of the Board of Directors attended and an additional $200 per meeting for attending any committee meeting of the Board of Directors of which they are a member.

       Nonstatutory options for 20,000 shares each of the Company=s Common Stock have been granted to directors as follows: One during fiscal year ended July 31, 1994, at $8.00 per share; one during the fiscal year ended July 31, 1993, at $4.625 per share; two during the fiscal year ended July 31, 1990, at $2.1875 per share, and one during the fiscal year ended July 31, 1989, at $1.6256 per share.


Certain Relationships and Related Transactions
----------------------------------------------

       During 1993, the Company made a $101,395 loan to John A. Raycraft, President and Chief Executive Officer of the Company, in exchange for an interest bearing note receivable. The agreement provided for quarterly loan payments amounting to 50% of the profit sharing payment due to the officer, with payments applied first to accumulated interest due and then to principal, until paid in full. The note was secured by an insurance policy on the life of the officer. The balance of the note on August 1, 1994 was $65,525.

       During fiscal 1995, the Company loaned the officer an additional $28,000 and agreed to repayment of principal and interest in five annual installments through August 1, 1999. Other terms of the note receivable remain unchanged. The balance of the note on July 31, 1996 was $78,741. On August 1, 1996 a repayment of $18,621 was received from the officer.

                                   PROPOSAL 2
                              SELECTION OF AUDITORS

       The Board of Directors will request that the shareholders ratify its selection of KPMG Peat Marwick as the Company's independent public accountants for fiscal year 1997. If the shareholders do not ratify the selection of KPMG Peat Marwick, another firm of certified public accountants will be selected as the Company's independent auditors by the Board of Directors.

       Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR Proposal 2.


                                     GENERAL


       As of the date of this Proxy Statement, the Board of Directors knows of no other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such matters.

       Shares represented at the Annual Meeting by properly executed and dated proxies in the accompanying form will be voted and, where the shareholder specifies by means of the ballot set forth in the form of Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. In the absence of any specification with respect to Proposal 2, proxies will be voted FOR such Proposal.

       The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies from the larger shareholders, which solicitation may be made by telephone, telegram or personal interview. In addition, the Company will, upon the request of brokers, dealers, voting trustees and banks and other entities that exercise fiduciary powers, and their nominees, who are holders of record of shares of the Company's Common Stock on the record date referred to above, pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement, of the enclosed form of Proxy and of the Company's 1996 Annual Report to the beneficial owners of such shares of Common Stock.



                      FIRST AMERICAN HEALTH CONCEPTS, INC.
                                  John W. Heidt
                              Chairman of the Board

                                December 12, 1996